UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Burton Hills Boulevard, Suite 500 Nashville, Tennessee 37215
(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 3, 2016, Surgery Partners, Inc. (the "Company") held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"). Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:
Proposal 1: Election of Class I director nominee. The stockholders elected the director nominee to serve as a Class I director until the Company’s 2019 annual meeting of stockholders and until his successor has been elected and qualified. The nominee was a current Class I director of the Company who was re-elected. The voting for the director at the Annual Meeting was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Adam Feinstein	43,176,108	1,931,315	559,849
Proposal 2: Ratification of the appointment of Ernst & Young, LLP as the Company's independent registered accounting firm for fiscal 2016. The stockholders ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
45,651,323	12,073	3,876

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SURGERY PARTNERS, INC.

By:	/s/ Teresa F. Sparks Teresa F. Sparks Executive Vice President and Chief Financial Officer
Date: May 4, 2016